CUSTODY AGREEMENT
                                     BETWEEN
                                 STAR BANK, N.A.
                                       AND
                     FLEMING CAPITAL MUTUAL FUND GROUP, INC.

                                TABLE OF CONTENTS



Description                                                                 Page

ARTICLE I - DEFINITIONS........................................................1

ARTICLE II - APPOINTMENT; ACCEPTANCE;
  AND FURNISHING OF DOCUMENTS..................................................4
  Appointment of Custodian.....................................................4
  Acceptance of Custodian......................................................4
  Documents to be Furnished....................................................4
  Notice of Appointment of Dividend and Transfer Agent.........................5

ARTICLE III - RECEIPT OF ASSETS................................................5
  Delivery of Moneys...........................................................5
  Delivery of Securities.......................................................5
  Payments for Shares..........................................................5
  Duties Upon Receipt..........................................................5
  Validity of Title............................................................5

ARTICLE IV - DISBURSEMENT OF CORPORATION ASSETS................................6
  Declaration of Dividends by Corporation......................................6
  Segregation of Redemption Proceeds...........................................6
  Disbursements of Custodian...................................................6
  Payment of Custodian Fees....................................................7

ARTICLE V - CUSTODY OF CORPORATION ASSETS......................................7
  Separate Accounts for Each Fund..............................................7
  Segregation of Non-Cash Assets ..............................................7
  Securities in Bearer and Registered Form.....................................7
  Duties of Custodian As to Securities.........................................8
  Certain Actions Upon Written Instructions....................................8
  Custodian to Deliver Proxy Materials.........................................9
  Custodian to Deliver Tender Offer Information................................9

ARTICLE VI - PURCHASE AND SALE OF SECURITIES..................................10
  Purchase of Securities......................................................10
  Sale of Securities..........................................................11
  Options.....................................................................11
  Payment on Settlement Date..................................................12
  Credit of Moneys Prior to Receipt...........................................12
  Segregated Accounts.........................................................12
  Advances for Settlement.....................................................14

ARTICLE VII - CORPORATION INDEBTEDNESS........................................14

ARTICLE VIII - CONCERNING THE CUSTODIAN.......................................15
  Limitations of Liability of Custodian.......................................15
  Actions Not Required By Custodian...........................................17
  No Duty to Collect Amounts Due From Dividend and Transfer Agent.............18
  No Enforcement Actions......................................................18
  Authority to Use Agents and Sub-Custodians..................................18
  No Duty to Supervise Investments............................................19
  All Records Confidential....................................................19
  Compensation of Custodian...................................................19
  Reliance Upon Instructions..................................................19
  Books and Records...........................................................20
  Internal Accounting Control Systems.........................................20
  No Management of Assets By Custodian........................................20
  Assistance to Corporation...................................................21
  Grant of Security Interest..................................................21

ARTICLE IX - INITIAL TERM; TERMINATION........................................21
  Initial Term................................................................21
  Termination.................................................................21
  Failure to Designate Successor Custodian....................................22

ARTICLE X - FORCE MAJEURE.....................................................22

ARTICLE XI - MISCELLANEOUS....................................................23
  Designation of Authorized Persons...........................................23
  Limitation of Personal Liability............................................23
  Authorization By Board......................................................23
  Custodian's Consent to Use of Its Name. ....................................24
  Notices to Custodian........................................................24
  Notices to Corporation......................................................24
  Amendments In Writing.......................................................24
  Successors and Assigns......................................................24
  Governing Law...............................................................25
  Jurisdiction................................................................25
  Counterparts................................................................25
  Headings....................................................................25

  APPENDIX A - Authorized Signatures
  APPENDIX B - Series of the Corporation
  APPENDIX C - Agents of the Custodian
  APPENDIX D - Standards of Service Guide
  APPENDIX E - Schedule of Compensation

                                CUSTODY AGREEMENT



         This agreement (the "Agreement") is entered into as of the ________ day of ______, 1997, by and between Fleming Capital Mutual Fund Group, Inc. (the "Corporation") and Star Bank, National Association, (the "Custodian"), a national banking association having its principal office at 425 Walnut Street, Cincinnati, Ohio, 45202.

         WHEREAS, the Corporation and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Corporation as required by the Act (as hereafter defined).

         THEREFORE, in consideration of the mutual promises hereinafter set forth, the Corporation and the Custodian agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

         The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

         Act - the  Investment  Company Act of 1940, as amended.

         1934 Act - the Securities and Exchange Act of 1934, as amended.

         Authorized Person - any (i) Officer of the Corporation or (ii) any other person, whether or not any such person is an officer or employee of the Corporation, who is duly authorized by the Board of Directors of the Corporation to give Oral Instructions and Written Instructions on behalf of the Corporation or any Fund, and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Directors, certified by an Officer, and received by the Custodian.

         Board of Directors - the Directors from time to time serving under the Corporation's Articles of Incorporation, as from time to time amended.

         Book-Entry System - a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFT Part 350, in such book-entry regulations of federal agencies as are substantially in the form of Subpart O, or in any other book-entry system permitted by the SEC for use by registered investment companies under Rule 17F-4 under the Act.

         Business Day - any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Corporation computes the net asset value of Shares of any fund.

         Depository - The Depository Trust Company ("DTC"), a limited purpose Trust company, its successor(s) and its nominee(s) or any other clearing agency registered with the SEC under Section 17A of the 1934 Act which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities, provided that the Custodian shall have received a copy of a resolution of the Board of Directors, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds.

         Dividend  and  Transfer   Agent  -  the  dividend  and  transfer  agent
appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Corporation.

         Foreign Securities - a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a Corporation or other organization incorporated or organized under the laws of any foreign country or; b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof, which have been issued and sold primarily outside of the United States.

         Fund - each series of the Corporation listed in Appendix B and any additional series added pursuant to Proper Instructions. A series is individually referred to as a "Fund" and collectively referred to as the "Funds."

         Money Market Security - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

         NASD - the National Association of Securities Dealers, Inc.

         Officer - the Chairman, President, Secretary, Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer of the Corporation.

         Oral Instructions - instructions orally transmitted to and received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the Business Day immediately following receipt of such Oral Instructions.

         Proper Instructions - Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

         Prospectus - the Corporation's then currently effective prospectus and Statement of Additional Information, as filed with the Securities and Exchange Commission and supplemented from time to time.

         Security or Securities - Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

         SEC - the Securities and Exchange Commission of the United States of America.

         Shares - with respect to a Fund, the shares of common stock issued by the Corporation on account of such Fund.

         Written Instructions - communications in writing actually received by the Custodian from an Authorized Person. A communication in writing includes a communication by facsimile, telex or between electro-mechanical or electronic devices (where the use of such devices have been approved by resolution of the Board of Directors and the resolution is certified by an Officer and delivered to the Custodian). All written communications shall be directed to the Custodian, attention: Mutual Fund Custody Department.


                                   ARTICLE II
              Appointment; Acceptance; and Furnishing of Documents
              ----------------------------------------------------

         A. Appointment of Custodian. The Corporation hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by the Corporation at any time during the term of this Agreement.

         B. Acceptance of Custodian. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

         C. Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Corporation:

                    1.   A  copy  of  the  Articles  of   Incorporation  of  the
                         Corporation certified by the Secretary.

                    2. A copy of the By-Laws of the Corporation certified by the Secretary.

                    3. A copy of the resolution of the Board of Directors of the Corporation appointing the Custodian, certified by the Secretary.

                    4.   A copy of the then current Prospectus.

                    5. A Certificate of the President and Secretary of the Corporation setting forth the names and signatures of the current Officers of the Corporation and other Authorized Persons.

         D.  Notice  of  Appointment  of  Dividend  and  Transfer   Agent.   The
Corporation agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent.

                                   ARTICLE III
                          Receipt of Corporation Assets
                          -----------------------------

         A. Delivery of Moneys. During the term of this Agreement, the Corporation will deliver or cause to be delivered to the Custodian all moneys to be held by the Custodian for the account of any Fund. Subject to Article V, Section A, the Custodian shall be entitled to reverse any deposits made on any Fund's behalf where such deposits have been entered and moneys are not finally collected within 30 days of the making of such entry.

         B. Delivery of Securities. During the term of this Agreement, the Corporation will deliver or cause to be delivered to the Custodian all Securities to be held by the Custodian for the account of any Fund. The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian.

         C. Payments for Shares. As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Corporation's distributor or Dividend and Transfer Agent or from the Corporation itself.

         D. Duties Upon Receipt. The Custodian shall, acting on behalf of each Fund, deposit any Fund assets in the Book-Entry System or a Depository. The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received by it. The Custodian shall always be accountable to the Corporation for Fund assets deposited by the Custodian.

         E. Validity of Title. The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

                                   ARTICLE IV
                       Disbursement of Corporation Assets
                       ----------------------------------

         A. Declaration of Dividends by Corporation. The Corporation shall furnish to the Custodian a copy of the resolution of the Board of Directors of the Corporation, certified by the Corporation's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Corporation, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of Shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

         On the payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

         B. Segregation of Redemption Proceeds. Upon receipt of Proper Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.

         C. Disbursements of Custodian. Upon receipt of Written Instructions directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to be made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund. The Custodian is authorized to rely any Written Instructions that it reasonably believes to have been issued by an Authorized Person.

         D. Payment of Custodian Fees. Upon receipt of Written Instructions directing payment, the Custodian shall disburse moneys from the assets of the Corporation in payment of the Custodian's fees and expenses as provided in
Article VIII hereof.

                                    ARTICLE V
                          Custody of Corporation Assets
                          -----------------------------

         A. Separate Accounts for Each Fund. As to each Fund, the Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Corporation coupled with the name of such Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act. Moneys held by the Custodian on behalf of a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian. Such moneys shall be deposited by the Custodian in its capacity as such, and shall be withdrawable by the Custodian only in such capacity.

         B. Segregation of Non-Cash Assets. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Depository or Book-entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds) and shall be identified as subject to this Agreement.

         C. Securities in Bearer and Registered Form. All Securities held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Custodian, any sub-custodian appointed in accordance with this Agreement, or the nominee of any of them. The Corporation agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities that it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund.

         D. Duties of Custodian As to Securities. Unless otherwise instructed by the Corporation, with respect to all Securities held for the Corporation, the Custodian shall on a timely basis (concerning items 1 and 2 below, as defined in the Custodian's Standards of Service Guide, as amended from time to time, annexed hereto as Appendix D):

                  1. Collect all income due and payable with respect to such Securities;

                  2.       Present for payment and collect  amounts payable upon
                           all  Securities   which  may  mature  or  be  called,
                           redeemed, or retired, or otherwise become payable;

                  3. Surrender interim receipts or Securities in temporary form for Securities in definitive form;

                  4. Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect, and

                  5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of any Fund, all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

         E. Certain Actions Upon Written Instructions. Upon receipt of a Written Instructions and not otherwise, the Custodian shall:

                  1. Execute and deliver to such persons as may be designated in such Written Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Corporation as beneficial owner of any Securities may be exercised;

                  2. Deliver any Securities in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any issuer, or the exercise of any conversion privilege;

                  3. Deliver any Securities to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any Corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  4. Make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in the Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Corporation; and

                  5. Deliver any Securities held for any Fund to the depository agent for tender or other similar offers.

         F. Custodian to Deliver Proxy Materials. The Custodian shall promptly deliver to the Corporation all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by any Fund. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.

         G. Custodian to Deliver Tender Offer Information. The Custodian shall promptly deliver to the Corporation all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights. If the Corporation desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Corporation shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Corporation will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   ARTICLE VI
                         Purchase and Sale of Securities
                         -------------------------------

         A. Purchase of Securities. Promptly after each purchase of Securities by the Corporation, the Corporation shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Proper Instructions, specifying with respect to each such purchase the:

                  1.       name of the issuer and the title of the Securities,

                  2. the number of shares, principal amount purchased (and accrued interest, if any) or other units purchased,

                  3.       date of purchase and settlement,

                  4.       purchase price per unit,

                  5.       total amount payable,

                  6. name of the person from whom, or the broker through which, the purchase was made,

                  7. the name of the person to whom such amount is payable, and

                  8.       Fund for which the purchase was made.

The Custodian shall, against receipt of Securities purchased by or for the Corporation, pay out of the moneys held for the account of such Fund the total amount specified in the Written Instructions, or Oral Instructions, if applicable, to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant Fund custody account there is insufficient cash available to the Fund for which such purchase was made.

         B. Sale of Securities. Promptly after each sale of Securities by a Fund, the Corporation shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, Proper Instructions, specifying with respect to each such sale the:

                  1.       name of the issuer and the title of the Securities,

                  2. number of shares, principal amount sold (and accrued interest, if any) or other units sold,

                  3.       date of sale and settlement,

                  4.       sale price per unit,

                  5.       total amount receivable,

                  6. name of the person to whom, or the broker through which, the sale was made,

                  7. name of the person to whom such Securities are to be delivered, and

                  8.       Fund for which the sale was made.

The Custodian shall deliver the Securities against receipt of the total amount specified in the Written Instructions, or Oral Instructions, if applicable. Notwithstanding any other provision of this Agreement, the Custodian, when properly instructed as provided herein to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund for which the Securities were delivered shall bear the risk that final payment for the Securities may not be made or that the Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

         C. Options. Promptly after the time as of which the Corporation, on behalf of a Fund, either:

                  1.       writes an option on securities,

                  2. notifies the Custodian that its obligations in respect of any put or call option, as described in the Corporation's Prospectus, require that the Fund deposit Securities or additional Securities with the Custodian, specifying the type and value of Securities required to be so deposited, or

                  3. notifies the Custodian that its obligations in respect of any other Security, as described in the Corporation's Prospectus, require that the Fund deposit Securities or additional securities with the Custodian, specifying the type and value of Securities required to be so deposited, the Custodian will cause to be segregated or identified as deposited, pursuant to the Fund's obligations as set forth in the Prospectus, Securities of such kinds and having such aggregate values as are required to meet the Fund's obligations in respect thereof. The Corporation will provide to the Custodian, as of the end of each trading day, the market value of the Fund's option liability and the market value of its portfolio of common stocks.

         D. Payment on Settlement Date. On contractual settlement date, the account of the Fund will be charged for all purchased Securities settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery. Any such credit shall be conditioned upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full.

         E. Credit of Moneys Prior to Receipt. With respect to any credit given prior to actual receipt of final payment, the Custodian may, in its sole discretion and from time to time, permit a Fund to use funds so credited to its Fund custody account in anticipation of actual receipt of final payment. Any such funds shall be deemed a loan from the Custodian to the Corporation payable on demand and bearing interest accruing from the date such loan is made up to but not including the date on which such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

         F. Segregated Accounts. The Custodian shall, upon receipt of Proper Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a Fund. Cash and/or Securities may be transferred into such account or accounts for specific purposes, to-wit:

                  1. in accordance with the provision of any agreement among the Corporation, the Custodian, and a broker-dealer registered under the 1934 Act, and also a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
                           Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

                  2. for purposes of segregating cash or Securities in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

                  3. for the purpose of compliance by the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, and short sales by Investment Company Act Release No. 10666, or any subsequent release or releases or rule or interpretation of the SEC or its staff relating to the maintenance of segregated accounts by registered investment companies;

                  4. for the purpose of segregating collateral for loans of Securities made by the Fund; and

                  5. for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Directors, certified by an Officer, setting forth the purposes of such segregated account.

         Each segregated account established hereunder shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.

         F. Advances for Settlement. Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of a Fund unless there is sufficient cash in the account(s) pertaining to such Fund at the time or to settle the sale of any Securities from such an account(s) unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Corporation payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

                                   ARTICLE VII
                            Corporation Indebtedness
                            ------------------------

         In connection with any borrowings by the Corporation, the Corporation will cause to be delivered to the Custodian by a bank or broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Corporation shall promptly deliver to the Custodian Written Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Corporation, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Corporation on the borrowing date, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount. The Custodian shall deliver on the borrowing date specified in the Written Instructions the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Written Instructions. The Custodian shall deliver, in the manner directed by the Corporation, such Securities as additional collateral, as may be specified in Written Instructions, to secure further any transaction described in this Article VII. The Corporation shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

         The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan. The Custodian may require such reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.

                                  ARTICLE VIII
                            Concerning the Custodian
                            ------------------------

         A. Limitations on Liability of Custodian. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own gross negligence, willful misconduct, or reckless disregard of its duties under this Agreement. The Corporation shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Corporation's duties hereunder or any other action or inaction of the Corporation or its Directors, officers, employees or agents, except such as may arise from the grossly negligent action or omission, willful misconduct, reckless disregard, or breach of this Agreement by the Custodian. The Custodian shall indemnify, defend and hold harmless the Corporation and its Directors, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties with respect to the Corporation hereunder or any other action or inaction of the Custodian or its directors, officers, employees, agents, nominees or Sub-Custodians as to a Fund, except such as may arise from the grossly negligent action or omission, willful misconduct, reckless disregard or breach of this Agreement by the Corporation, its directors, officers, employees or agents. The Custodian shall be liable to the Corporation for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any gross negligence, willful misconduct or reckless disregard on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians. Nothing contained herein shall preclude recovery by the Corporation, on behalf of a Fund, of principal and of interest to the date of recovery on, securities incorrectly omitted from the Fund's account or penalties imposed on the Corporation, in connection with a Fund, for any failures to deliver securities. The Custodian shall be entitled to rely on and may act upon the advice and opinion of counsel on questions of law that arise under or relate to this Agreement, at the expense of the Corporation, and shall be without liability for any action reasonably taken or omitted pursuant to such advice or opinion of counsel unless counsel to the Corporation shall, within a reasonable time after being promptly notified of the substance of the legal advice received by the Custodian, have a differing interpretation of such question of law.

                  In any case in which one party hereto is asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which reasonably presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification. In the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party. The Indemnifying Party will so notify the Indemnified Party, whereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnified Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph except the expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent). The provisions under this Section (Section A) shall survive the termination of this Agreement.

         B. Actions Not Required By Custodian. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

                  1. The validity of the issue of any Securities purchased by or for the account of any Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                  2. The legality of the sale of any Securities by or for the account of any Fund, or the propriety of the amount for which the same are sold;

                  3. The legality of the issue or sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor;

                  4. The legality of the redemption of any Shares of any Fund, or the propriety of the amount to be paid therefor;

                  5. The legality of the declaration or payment of any dividend by the Corporation in respect of Shares of any Fund;

                  6.       The legality of any borrowing by the  Corporation  on
                           behalf  of  the   Corporation  or  any  Fund,   using
                           Securities as collateral;

                  7. Subject to Article VIII, Section J, whether the Corporation or a Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Corporation's charter documents or by-laws, or its investment objectives and policies as then in effect.

         C. No Duty to Collect Amounts Due From Dividend and Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Corporation from any Dividend and Transfer Agent of the Corporation nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Corporation of any amount paid by the Custodian to any Dividend and Transfer Agent of the Corporation in accordance with this Agreement.

         D. No Enforcement Actions. Notwithstanding Section D of Article V, the Custodian shall not be under any duty or obligation to take action, by legal means or otherwise, to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

         E. Authority to Use Agents and Sub-Custodians. The Corporation acknowledges and hereby authorizes the Custodian to hold Securities through its various agents described in Appendix C annexed hereto. The Fund hereby represents that such authorization has been duly approved by the Board of Directors of the Corporation as required by the Act.

         In  addition,  the  Corporation  acknowledges  that the  Custodian  may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the purpose of holding Securities and moneys at any time owned by the Fund, provided such agent or sub-custodian is eligible to hold the Corporation's assets under Section 17(f) of the Act and the rules thereunder. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub-custodians. Any such agent or sub-custodian shall be qualified to serve as such for assets of investment companies registered under the Act. The Funds shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such agents or sub-custodians. Upon request, the Custodian shall promptly forward to the Corporation any documents it receives from any agent or sub-custodian appointed hereunder which may assist directors of registered investment companies to fulfill their responsibilities under Rule 17f-5 of the Act.

         F. No Duty to Supervise Investments. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Corporation are such as properly may be held by the Corporation under the provisions of the Articles of Incorporation and the Corporation's By-Laws.

         G. All Records Confidential. The Custodian shall treat all records and other information relating to the Corporation and the assets of all Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Corporation shall have consented thereto in writing or
(ii) such disclosure is required by law.

         H. Compensation of Custodian. The Custodian shall be entitled to receive and the Corporation agrees to pay to the Custodian such compensation as shall be determined pursuant to Appendix E attached hereto, or as shall be determined pursuant to amendments to Appendix E. The Custodian shall be entitled to charge against any money held by it for the account of any Fund, the amount of any of its fees, any loss, damage, liability or expense, including reasonable counsel fees for which it is entitled to reimbursement under the terms of this Agreement or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of agents or sub-custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.

         I. Reliance Upon Instructions. The Custodian shall be entitled to rely upon any Proper Instructions which it reasonably believes to have been issued by an Authorized Person. The Corporation agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such a manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex, facsimile or otherwise, on the same Business Day on which such Oral Instructions were given. The Corporation agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Corporation. The Corporation agrees that the Custodian shall incur no liability to the Corporation for acting upon Oral Instructions that it reasonably believes to have been given by an Authorized Person to the Custodian hereunder concerning such transactions.

         J. Books and Records. The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Corporation, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All such books and records shall be the property of the Corporation, and shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Corporation and employees of the SEC. Promptly after the close of business on each day a Fund is open and valuing its portfolio, the Custodian shall furnish the Corporation with a detailed statement of monies held for each Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund(s) during said day. Where securities are transferred to the account of a Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of securities in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Corporation with a detailed statement of the securities held for each Fund under this Agreement.

         K. Internal Accounting Control Systems. The Custodian shall promptly send to the Corporation any report received on the systems of internal accounting control of the Custodian, its agents or sub-custodians, or the Book-Entry System or Depository, as the Corporation may reasonably request from time to time.

         L. No Management of Assets By Custodian. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities or other assets from time to time owned by any Fund. The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

         M. Assistance to Corporation. The Custodian shall take all reasonable action, that the Corporation may from time to time request, to assist the Corporation in obtaining favorable opinions from the Corporation's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N-1A, Form N-SAR, or other annual reports to the SEC.

         N. Grant of Security Interest. The Corporation hereby pledges to and grants the Custodian a security interest in the assets of any Fund to secure the payment of any liabilities of that Fund to the Custodian under this Agreement, whether acting in its capacity as Custodian or otherwise, or on account of money borrowed from the Custodian. This pledge is in addition to any other pledge of collateral by the Corporation to the Custodian.

                                   ARTICLE IX
                            Initial Term; Termination
                            -------------------------

         A. Initial Term. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided.

         B.   Termination.   Either  party  hereto  may  terminate  this
Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of giving of such notice. If such notice is given by the Corporation, it shall be accompanied by a copy of a resolution of the Board of Directors of the Corporation, certified by the Secretary of the Corporation, electing to terminate this Agreement and designating a successor custodian or custodians. In the event such notice is given by the Custodian, the Corporation shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Directors of the Corporation, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Corporation. In the absence of such designation by the Corporation, the Custodian may designate a successor custodian which shall be a bank or Corporation company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian. Upon termination of this Agreement, the Corporation shall pay to the Custodian such compensation as may be due as of the date of such termination. The Corporation agrees that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

         C. Failure to Designate Successor Custodian. If a successor custodian is not designated by the Corporation, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Corporation shall, upon the delivery by the Custodian to the Corporation of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Corporation) and moneys then owned by the Corporation, be deemed to be the custodian for the Corporation, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Corporation, which shall be held by the Custodian in accordance with this Agreement.

                                    ARTICLE X
                                  Force Majeure
                                  -------------

         Neither the Custodian nor the Corporation shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian, in the event of a failure or delay, shall use its best efforts to ameliorate the effects of any such failure or delay.

                                   ARTICLE XI
                                  Miscellaneous
                                  -------------

         A. Designation of Authorized Persons. Appendix A sets forth the names and the signatures of all Authorized Persons as of this date, as certified by the Secretary of the Corporation. The Corporation agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

         B. Limitation of Personal Liability. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, officer, director, past, present or future as such, of the Corporation or of any predecessor or successor, either directly or through the Corporation or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the Corporation, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, officers, or directors of the Corporation or of any predecessor or successor, or any of them as such. To the extent that any such liability exists, it is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

         C. Authorization By Board. The obligations set forth in this Agreement as having been made by the Corporation have been made by the Board of Directors, acting as such Directors for and on behalf of the Corporation, pursuant to the authority vested in them under the laws of the State of Maryland, the Articles of Incorporation and the By-Laws of the Corporation. This Agreement has been executed by Officers of the Corporation as officers, and not individually, and the obligations contained herein are not binding upon any of the Directors, Officers, agents or holders of shares, personally, but bind only the Corporation.

         D. Custodian's Consent to Use of Its Name. The Corporation shall review with the Custodian all provisions of the Prospectus and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address) and shall obtain the Custodian's consent prior to the publication and/or dissemination or distribution thereof.

         E. Notices to Custodian. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Star Bank Center, 425 Walnut Street, M. L. 6118, Cincinnati, Ohio 45202, attention Mutual Fund Custody Department, or at such other place as the Custodian may from time to time designate in writing.

         F. Notices to Corporation. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Corporation shall be sufficiently given when delivered to the Corporation or on the second Business Day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Corporation at its office at 479 W. 22nd St. New York, NY 10011 or at such other place as the Corporation may from time to time designate in writing.

         G. Amendments In Writing. This Agreement, with the exception of the Appendices, may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Directors of the Corporation.

         H. Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns;
provided, however, that this Agreement shall not be assignable by the Corporation or by the Custodian, and no attempted assignment by the Corporation or the Custodian shall be effective without the written consent of the other party hereto.

         I. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio.

         J. Jurisdiction. Any legal action, suit or proceeding to be instituted by either party with respect to this Agreement shall be brought by such party exclusively in the courts of the State of Ohio or in the courts of the United States for the Southern District of Ohio, and each party, by its execution of this Agreement, irrevocably (i) submits to such jurisdiction and (ii) consents to the service of any process or pleadings by first class U.S. mail, postage prepaid and return receipt requested, or by any other means from time to time authorized by the laws of such jurisdiction.

         K. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         L. Headings. The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

ATTEST:                             CORPORATION:
                                    Fleming Capital Mutual Fund Group, Inc.

                                    By: /s/ Jonathan Simon
                                       ----------------------

                                    Title: President
                                           ---------

ATTEST:                             CUSTODIAN:
                                    Star Bank, N.A.
                                    By: Marsha A. Croxton
                                       ---------------------

                                    Title: Senior Vice President
                                          -----------------------

                                   APPENDIX A

                           Authorized Persons        Specimen Signatures
                           ------------------        -------------------


President:                 __________________        ___________________


Vice President:            __________________        ___________________


Secretary:                 __________________        ___________________


Treasurer:                 __________________        ___________________


Assistant
Treasurer:                 __________________        ___________________


Adviser Employees:         __________________        ___________________

                              APPENDIX A Continued


                           Authorized Persons        Specimen Signatures
                           ------------------        -------------------



Transfer Agent/Fund Accountant

Employees:                 __________________        ___________________


                           __________________        ___________________


                           __________________        ___________________


                           __________________        ___________________

*  Authority restricted; does not include:___________________________________

-----------------------------------------------------------------------------

                                   APPENDIX B
                            Series of the Corporation

Fleming Fund
Fleming Fledgling Fund

                                   APPENDIX C
                             Agents of the Custodian


The following agents are employed currently by Star Bank, N.A. for securities processing and control ...


                  The Depository Trust Company (New York)
                  7 Hanover Square
                  New York, NY 10004

                  The Federal Reserve Bank
                  Cincinnati and Cleveland Branches

                  Bankers Trust Company
                  16 Wall Street
                  New York, NY 10005
                (For Foreign Securities and certain non-DTC eligible Securities)

                                   APPENDIX D
                           Standards of Service Guide

                                   APPENDIX E
                            Schedule of Compensation
    Domestic Custody Fee Schedule for Fleming Capital Mutual Fund Group, Inc.

Star Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.       Portfolio Transaction Fees:

         (a)      For each repurchase agreement transaction               $7.00

         (b)      For each portfolio transaction processed through
                  DTC or Federal Reserve                                  $9.00

         (c)      For each portfolio transaction processed through
                  our New York custodian                                 $25.00

         (d)      For each GNMA/Amortized Security Purchase              $16.00

         (e)      For each GNMA Prin/Int Paydown, GNMA Sales              $8.00

         (f)      For each option/future contract written,
                  exercised or expired                                   $40.00

         (g)      For each Cedel/Euro clear transaction                  $80.00

         (h)      For each Disbursement (Fund expenses only)              $5.00

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II.      Market Value Fee  (aggregate  for all funds in the series  Corporation)
         Based upon an annual rate of:                            Million
                                                                  -------
         .00020  (2.0 Basis  Points) on First                     $25
         .00015  (1.5 Basis  Points) on Next                      $25
         .00010 (1.0 Basis Point) on                              Balance

III.     Monthly Minimum Fee-Per Fund                                    $300.00

IV.      Out-of-Pocket Expenses
         The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

V.       Earnings Credits
         On a monthly basis any earnings credits generated from uninvested custody balances will be applied against any cash management service fees generated. Earnings credits are based on a Cost of Funds Tiered Earnings Credit Rate.

                                   APPENDIX E
                       Schedule of Compensation Continued

         Services                                         Unit Cost ($)         Monthly Cost ($)
------------------------------------------------------------------------------------------------
         D.D.A. Account Maintenance                                                  14.00
         Deposits                                               .399
         Deposited Items                                        .109
         Checks Paid                                            .159
         Balance Reporting - P.C. Access                                             50.00
         ACH Transaction                                        .095
         ACH Monthly Maintenance                                                     40.00
         Controlled Disbursement (1st account)                                      110.00
                  Each additional account                                            25.00
         Deposited Items Returned                              6.00
         International Items Returned                         10.00
         NSF Returned Checks                                  25.00
         Stop Payments                                        22.00
         Data Transmission per account                                              110.00
         Data Capture*                                          .10
         Drafts Cleared                                         .179
         Lockbox Maintenance**                                                       55.00
         Lockbox items Processed
                    with copy of check                          .32
                    without copy of check                       .26
         Checks Printed                                         .20
         Positive Pay                                           .06
         Issued Items                                           .015
         Wires Incoming
                    Domestic                                  10.00
                    International                             10.00
         Wires Outgoing
                    Domestic
                             Repetitive                       12.00
                             Non-Repetitive                   13.00
                    International
                             Repetitive                       35.00
                             Non-Repetitive                   40.00
         PC - Initiated Wires:
                    Domestic
                             Repetitive                        9.00
                             Non-Repetitive                    9.00
                    International
                             Repetitive                       25.00
                             Non-Repetitive                   25.00
----------------------------
***Uncollected Charge                                Star Bank Prime Rate as of
                                                     first of month plus 4%

*        Price can vary depending upon what information needs to be captured
** _______ With the use of lockbox, the collected balance in the demand deposit account will be significantly increased and therefore earnings to offset cash management service fees will be maximized.
*** Fees for uncollected balances are figured on the monthly average of all combined accounts.
****     Other available cash management services are priced separately.
                                                                Revised 10/31/95